EX-99.77O - Transactions effected pursuant to Rule 10f-3

Name of Fund:  Goldman Sachs High Yield Fund


Name of Underwriter From Who Purchased:  Chase Securities LC


Names of Underwriting syndicate members:  Goldman, Sachs & Co., Banc of America
 Securites LLC, Barclays Capital, CIBC, Credit Suisse First Boston Corp., Deutsche Banc, Alex Brown, Inc., J.P. Morgan, Merrill Lynch & Co., Morgan
Stanley Dean Witter, Salomon Smith Barney

Name of Issuer:  Nextel Communications


Title of Security:  Nextel Communications 9-1/2% 2/1/11


Date of First Offering:  1-19-01


Dollar Amount Purchased:  $5,000,000


Number of Shares Purchased:  5,000,000


Price Per Unit:  1.00


Name of Fund:  Goldman Sachs High Yield Fund


Name of Underwriter From Who Purchased:  Toronto Dominion


Names of Underwriting syndicate members:  Goldman Sachs


Name of Issuer:  Tembec Industries


Title of Security:  Tembee Industries 8-1/2% 2/1/11


Date of First Offering:  1-10-01


Dollar Amount Purchased:  $173,540.50


Number of Shares Purchased:  1,750,000


Price Per Unit:  99.166




Name of Fund:  Goldman Sachs High Yield Fund


Name of Underwriter From Who Purchased:  Salomon Smith Barney


Names of Underwriting syndicate members: Credit Suisse First Boston Corp., Salomon Smith Barney, Deutsche Banc Alex Brown, Inc., Goldman, Sachs & Co., BNY Capital Markets, J.P. Morgan Securities, Lehman Brothers, RBC Dominion Securities, Scotia Capital Inc., TD Securities


Name of Issuer:  American Tower Corp.


Title of Security:  American Tower 9-3/8% - 2/1/99


Date of First Offering:  1-24-01


Dollar Amount Purchased:  $4,500,000


Number of Shares Purchased:  4,500,000


Price Per Unit:  1.00





Name of Fund:  Goldman Sachs High Yield Fund


Name of Underwriter From Who Purchased:  Morgan Stanley


Names of Underwriting syndicate members:  Morgan Stanley Dean Witer, Goldman,
 Sachs & Co., Bear Stearns & Co., Merrill Lynch & Co., RBC Dominion Securities


Name of Issuer:  Charter Communications Holdings LLC


Title of Security:  Charter Communications 10-3/4% - 10/1/09


Date of First Offering:  1-5-01


Dollar Amount Purchased:  $8,992,170


Number of Shares Purchased:  9,000,000


Price Per Unit:  99.91




Name of Fund:  Goldman Sachs High Yield Fund


Name of Underwriter From Who Purchased:  Merrill Lynch


Names of Underwriting syndicate members: Banc of America Securities LLC, Merrill Lynch & Co., Goldman, Sachs & Co., J.P. Morgan Securities, Salmon Smith Barney, TD Securities, Banc One Capital Markets, BNY Capital Markets, Fleet Securities, McDonald Investments, Inc., Scotia Capital, Inc., Sun Trust Equitable Securities Corp., Wachovia Securities, Inc.


Name of Issuer:  The Healthcare Co.


Title of Security:  HCA 7-7/8% 2/1/11


Date of First Offering:  1-23-01


Dollar Amount Purchased:  $3,482,045


Number of Shares Purchased:  3,500,000


Price Per Unit:  99.487




Name of Fund:  Goldman Sachs High Yield Fund


Name of Underwriter From Who Purchased:  Morgan Stanley


Names of Underwriting syndicate members:  Morgan Stanley Dean Witter, Goldman,
 Sachs & Co., Bear Sterns & Co. Inc., Merrill Lynch & Co., RBC Dominion
Securities


Name of Issuer:  Charter Communications Holdings LLC


Title of Security:  Charter Communications 13-1/2% 1/15/1


Date of First Offering:  1/5/01


Dollar Amount Purchased:  $1,582,500


Number of Shares Purchased:  3,000,000


Price Per Unit:  51.944




Name of Fund:  Goldman Sachs High Yield Municipal Fund


Name of Underwriter From Who Purchased:  Morgan Stanley


Names of Underwriting syndicate members: Morgan Stanley, Goldman Sachs, Merrill Lynch, Morgan Keegan


Name of Issuer:  Trustees of the Tulsa Municipal Airport Trust Revenue Bonds


Title of Security:  Tulsa OK Muni Arpt Tr Rev


Date of First Offering:  10/30/00


Dollar Amount Purchased:  $10,000,000


Number of Shares Purchased:  10,000


Price Per Unit:  100.00




Name of Fund:  Core Fixed Income Fund


Name of Underwriter From Who Purchased:  First Boston


Names of Underwriting syndicate members:  Credit Suisse First Boston Corp.,
 Chase Securities, Inc., Goldma, Sachs & Co., Morgan Staley Dean Witter, Solomon Smith Barney


Name of Issuer:  Continental Airlines


Title of Security:  Continental Airlines 2000-2 7.07% 4/2/21


Date of First Offering:  11/14/00


Dollar Amount Purchased:  $400,000


Number of Shares Purchased:  400,000


Price Per Unit:  1.00



APPROVE RULE 10f-3 TRANSACTIONS*

Proposed Resolution to be Adopted
By the Trustees of
Goldman Sachs Trust and Goldman Sachs Variable Insurance Trust


RESOLVED, that, in reliance upon the written report provided by Goldman, Sachs & Co. ("Goldman Sachs") to the Trustees all purchases made during the fiscal quarter ended October 31, 2000, for the fixed income Funds, November 30, 2000 for the equity Funds, and December 31, 2000 for the money market and specialty Funds, on behalf of the Goldman Sachs Trust Funds of instruments during the existence of underwriting or selling syndicates, under circumstances where Goldman Sachs or any of its affiliates is a principal underwriter of the instruments, were effected in compliance with the procedures adopted by the Trustees pursuant to Rule 10f-3 under the Investment Company Act of 1940, as amended; and

FURTHER RESOLVED, that, in reliance upon the written report provided by Goldman, Sachs & Co. ("Goldman Sachs") to the Trustees all purchases made during the fiscal quarter ended December 31, 2000, for the fixed income and equity Funds, on behalf of the Variable Insurance Trust Funds of instruments during the existence of underwriting or selling syndicates, under circumstances where Goldman Sachs or any of its affiliates is a principal underwriter of the instruments, were effected in compliance with the procedures adopted by the Trustees pursuant to Rule 10f-3 under the Investment Company Act of 1940, as amended.